Registration No. 333-_______
_______________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                                  FANSTEEL INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     36-1058780
(State or other jurisdiction       (I.R.S. Employer Identification No.)
of incorporation or organization)


NUMBER ONE TANTALUM PLACE
NORTH CHICAGO, ILLINOIS                                           60064
(Address of principal executive offices)                     (Zip Code)


                   FANSTEEL INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                            MICHAEL J. MOCNIAK, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  FANSTEEL INC.
                            NUMBER ONE TANTALUM PLACE
                          NORTH CHICAGO, ILLINOIS 60064
                     (Name and address of agent for service)

                                 (847) 689-4900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                    PROPOSED       PROPOSED
       TITLE OF                     MAXIMUM        MAXIMUM
       SECURITIES                   OFFERING       AGGREGATE     AMOUNT OF
       TO BE          AMOUNT TO BE  PRICE PER      OFFERING      REGISTRATION
       REGISTERED      REGISTERED   SHARE          PRICE         FEE

       COMMON STOCK,  300,000       $5.65625(1)     $1,696,875
       PAR VALUE      130,800       $9.1875(1)      $1,201,725
       $2.50          369,200       $5.0625(2)      $1,869,075    $519.60



(1) Based upon the exercise price of outstanding options to purchase shares of the Registrant's Common Stock, pursuant to Rule 457(h).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on April 12, 1999.
_______________________________________________________________________




PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as the same may be amended.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Fansteel Inc. 1998 Long-Term Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.


   ITEM 4.     DESCRIPTION OF SECURITIES.

     The Common Stock to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


   ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.



   ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,
   (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article XII of the Registrant's By-Laws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article XII further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL. The Registrant maintains directors' and officers' liability insurance.



   ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.


   ITEM 8.     EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


   EXHIBIT NO.                   DESCRIPTION

     4.1 Certificate of Incorporation of Fansteel Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K filed March 31, 1993).

     4.2 By-laws of Fansteel Inc. (incorporated by reference to Annex II to the Registrant's annual proxy statement dated March 15, 1985, File No. 1-8676).

     5.1 Opinion of Michael J. Mocniak, Esq., as to the legality of the shares being registered.

     23.1      Consent of Ernst & Young LLP.

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


     ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3)
               of the Securities Act;




             (ii)  To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                             * * *

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on this nineteenth day of April, 1999.

                                   FANSTEEL INC.

                                   By:/s/Gary L. Tessitore
                                         Gary L. Tessitore
                                         Chairman of the Board,
                                         President and
                                         Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Tessitore and Michael J. Mocniak, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:



                Signature              Capacity              Date

       /s/Gary L. Tessitore    Chairman of the Board,  April 19, 1999
          Gary L. Tessitore    President and Chief
                               Executive Officer and
                               a Director

       /s/R. Michael McEntee   Vice President and      April 19, 1999
          R. Michael McEntee   Chief Financial
                               Officer (Principal
                               Accounting Officer)

       /s/E. P. Evans          Director                April 19, 1999
          E. P. Evans


       /s/R. S. Evans          Director                April 19, 1999
          R. S. Evans


       /s/T. M. Evans, Jr.     Director                April 19, 1999
          T. M. Evans, Jr.


       /s/P. J. Kalis          Director                April 19, 1999
          P. J. Kalis




       /s/J. S. Petrik         Director                April 19, 1999
          J. S. Petrik









                                              EXHIBIT INDEX



  EXHIBIT NO.                           DESCRIPTION

      4.1 Certificate of Incorporation of Fansteel Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K filed March 31, 1993).

      4.2 By-laws of Fansteel Inc. (incorporated by reference to Annex II to the Registrant's annual proxy statement dated March 15, 1985, File No. 1-8676).

      5.1 Opinion of Michael J. Mocniak, Esq., as to the legality of the shares being registered.

      23.1       Consent of Ernst & Young LLP.

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).







Exhibit 5.1

April 16, 1999
Fansteel Inc.
Number One Tantalum Place
North Chicago, Illinois  60064

Ladies and Gentlemen:

     I have acted as counsel to Fansteel Inc., a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement is to be filed with the Securities and Exchange Commission and relates to the registration under the Securities Act of 1933, as amended, of an aggregate of 800,000 shares (the "Shares") of the Registrant's Common Stock, par value $2.50 per share, in connection with the Fansteel Inc. 1998 Long-Term Incentive Plan (the "Plan").

     I am familiar with the Registration Statement and the Plan, and I have examined the Registrant's Certificate of Incorporation and the Registrant's By-Laws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized and reserved for issuance and, when issued pursuant to the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Yours truly,
                                   /s/ Michael J. Mocniak
                                   Michael J. Mocniak



Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on April 19, 1999) pertaining to the 1998 Long-Term Incentive Plan of Fansteel Inc. of our report dated January 19, 1999 with respect to the consolidated financial statements and schedules of Fansteel Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Chicago, Illinois

April 19, 1999